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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints William P. Creasman his or her true and lawful attorney in fact and agent with full powers of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3, and any or all amendments or supplements thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), to be filed by The viaLink Company with respect to the shelf registration of up to $30,000,000 of common stock, preferred stock and warrants (and such additional amount of said securities as may be registered pursuant to Rule 462(b)), and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute(s), may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of this 6 day of July, 2001.

/s/  Lewis B. Kilbourne
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Lewis B. Kilbourne

/s/  Robert N. Baker
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Robert N. Baker

/s/  Jimmy M. Wright
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Jimmy M. Wright

/s/  Sue A. Hale
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Sue A. Hale

/s/  Warren D. Jones
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Warren D. Jones